EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to use in this Annual Report on Form 10-K of our audit report dated March 21, 2003 on the financial statements of American Home Mortgage Holdings, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 27, 2003